UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 15, 2010

RENAISSANCE BIOENERGY, INC.
(Formerly, ESE Corp.)
 (Exact name of registrant as specified in its charter)

NEVADA	000-53435
(State or other jurisdiction of incorporation)	(Commission File No.)

36101 Bob Hope Drive, Suite E5-238
Rancho Mirage, California 92270
 (Address of principal executive offices and Zip Code)

888-717-2221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 15, 2010, the name of our company was changed from “Renaissance BioEnergy, Inc.” to “ASPA Gold Corp”.  The change of name was approved by our directors and a majority of our shareholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 12, 2010, 5 shareholders owning 197,000,000 shares of our common stock or 77.27% of the voting power, consented to changing our name from Renaissance BioEnergy Inc. to ASPA Gold Corp.  The foregoing action was taken without a meeting of shareholders pursuant to NRS 78.320.

Item 7.01	Regulation FD Disclosure

The Company has requested a new CUSIP number and is in the process of completing a   Notification Form and supporting documents for submission to FINRA.  This documentation must be submitted to FINRA at least 10 calendar days prior to the effective date for the Over-the-Counter Bulletin Board.  We anticipate that the effective date for our new stock symbol will be on or before December 6th, 2010.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.01	Certificate of Amendment

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of November, 2010.

RENAISSANCE BIOENERGY, INC.

BY:	SCOTT PUMMILL
Name: Scott Pummill Title: CEO